Exhibit 99.1

SYNIVERSE TECHNOLOGIES, INC.

EXECUTIVE SEPARATION AGREEMENT

THIS EXECUTIVE SEPARATION AGREEMENT (the “Agreement”) is entered into as of January 11, 2007, by and among Paul Wilcock (“Wilcock”), Syniverse Technologies, Inc., a Delaware corporation (“Employer”) and Syniverse Holdings, Inc., a Delaware corporation (the “Company”). Wilcock, Employer, and the Company are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

Wilcock, Employer and the Company are parties to that certain Senior Management Agreement, dated as of February 14, 2002 (the “Senior Management Agreement”), as amended February 9, 2005. Effective as of March 31, 2008 (the “Separation Date”), Wilcock will resign from his position as Chief Technology Officer of Employer and its subsidiaries. The Parties now wish to enter into this Agreement regarding the terms of Wilcock’s separation from Employer and its subsidiaries. Any capitalized term not otherwise defined herein has the meaning set forth in the Senior Management Agreement, unless otherwise indicated herein.

In consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, the Parties agree as follows:

1. Separation from the Company. Effective as of the Separation Date, Wilcock will cease to be employed by Employer and its subsidiaries as a result of his resignation, without Good Reason, from his position as Employer’s chief technology officer, as well as from all other offices and positions of the Company, Employer, and their subsidiaries. At such time, Wilcock will no longer be required to fulfill any of the duties or responsibilities associated with any of these positions or offices and all authority of Wilcock related to such positions and offices is hereby expressly revoked, effective as of the Separation Date.

2. Consulting Period.

(a) Employer hereby engages Wilcock as an independent contractor, and not as an employee, to render consulting services to Employer and its subsidiaries as hereinafter provided, and Wilcock hereby accepts such engagement, for a period of twelve months following the Separation Date (the “Consulting Period”). Wilcock shall not have any authority to bind or act on behalf of Employer or its subsidiaries. During the first six months of the Consulting Period, Wilcock shall render such consulting services to Employer and its subsidiaries as Employer from time to time requests, for a period of not more than ten hours per week. Thereafter, during the remainder of the Consulting Period, Wilcock shall render such consulting services to Employer and its subsidiaries as may be mutually agreed to by the parties. Wilcock agrees to provide such consulting services in good faith and to the best of his ability.

(b) Employer shall pay to Wilcock for the services provided during the Consulting Period an amount equal to his Annual Base Salary in effect as of the end of the Employment Period, which in accordance with Employer’s normal payroll practices.

(c) Wilcock shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with any such consulting services requested by Employer, in accordance with Employer’s policies relating to reimbursement of expenses and with reasonable supporting documentation.

(d) Employer shall provide Wilcock with administrative and secretarial support at Employer’s executive offices in Tampa, Florida for up to five hours per week during the Consulting Period.

(e) Wilcock shall have the right to retain his personal computer after the Separation Date, but Employer may remove, erase, overwrite or otherwise eliminate any and all data, information, and software from such computer before releasing such computer to Wilcock. If Wilcock learns that such computer contains any proprietary or confidential information of Employer or any software licensed to Employer and not to Wilcock, Wilcock shall immediately remove such information and/or software from such computer.

(f) To the extent not provided for in the Senior Management Agreement, and without limiting any terms of the Senior Management Agreement, all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective subsidiaries’ or affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Wilcock (either solely or jointly with others) as part of the consulting services referred to in this Section 2 shall be considered Work Product under the Senior Management Agreement.

3. COBRA. On or after the Separation Date, Wilcock may choose to participate in medical, dental and vision benefit coverage (at the executive level) in accordance with Section 4980B of the Internal Revenue Code. Wilcock’s participation in such benefits will be subject to the normal eligibility requirements of such benefit programs. Employer shall reimburse the costs incurred during the Consulting Period for such benefit programs, in accordance with Employer’s policies relating such reimbursement. Wilcock shall be responsible for the costs incurred after the Consulting Period for such programs. Except as otherwise provided herein or required by applicable law, Wilcock is not entitled to any other compensation or benefits from the Company, Employer, or any of their subsidiaries.

4. Unused Vacation Days and Bonus Payment.

(a) Employer shall pay to Wilcock the cash value of any vacation days and paid time-off accrued but unused by Wilcock as of the Separation Date, according to Employer’s vacation pay policy and paid time-off policy, respectively. .

(b) Wilcock shall be eligible to receive a bonus payment for the current fiscal year, in accordance with the terms of the Senior Management Agreement and only if Employer in its discretion pays bonuses for the current fiscal year, which bonus payment shall be paid on a pro rata basis based upon the portion of the year that elapsed from January 1, 2008 up to the Separation Date.

5. Accelerated Vesting of Certain Stock Options.

(a) Wilcock and the Company are parties to that certain Non-Qualified Stock Option Award Agreement, dated as of May 12, 2006, and that First Amendment To Non-Qualified Stock Option Award Agreement, dated as of August 15, 2006 (together, the “2006 Stock Option Award”) and that certain Non-Qualified Stock Option Award Agreement, dated as of May 11, 2007, and that First Amendment To Non-Qualified Stock Option Award Agreement, dated as of August 15, 2006 (together, the “2007 Stock Option Award” and, collectively with the 2006 Stock Option Award, the “Stock Option Awards”). Any capitalized term in this Section 5 not otherwise defined herein has the meaning set forth in the Stock Option Awards.

(b) Pursuant to the 2006 Stock Option Award, the Company granted Wilcock an Option to acquire 40,000 Option Shares pursuant to the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”). With respect to these Option Shares:

(i) The Option Shares due to vest on May 12, 2008 shall vest as of the Separation Date; and

(ii) All other Option Shares will expire according to the terms of the 2006 Stock Option Award and the Plan.

(c) Pursuant to the 2007 Stock Option Award, the Company granted Wilcock an Option to acquire 40,000 Option Shares pursuant to the Plan. With respect to these Option Shares:

(i) The Option Shares due to vest on May 11, 2008 shall vest as of the Separation Date; and

(ii) All other Option Shares will expire according to the terms of the 2007 Stock Option Award and the Plan.

(d) With respect to the Option Shares referred to under Sections 5(b)(i) and 5(c)(i), the Option to acquire these shares shall expire on December 31, 2008, notwithstanding the special expiration rules set forth in the Plan.

(e) All other terms of the Stock Option Awards shall remain in effect after the Separation Date.

6. Accelerated Vesting of Restricted Stock.

(a) Wilcock and the Company are parties to that certain Restricted Stock Grant Agreement, dated as of June 6, 2006 and that First Amendment To Restricted Stock Grant Agreement, dated as of August 15, 2006 (together, the “Restricted Stock Grant”). Any capitalized term in this Section 6 not otherwise defined herein has the meaning set forth in the Restricted Stock Grant.

(b) Pursuant to the Restricted Stock Grant, the Company granted Wilcock 40,000 Restricted Shares pursuant to the Plan. With respect to these Restricted Shares:

(i) The Restricted Shares due to vest on June 6, 2008 shall vest as of the Separation Date; and

(ii) All other Restricted Shares shall be forfeited as of the Separation Date.

(c) All other terms of the Restricted Stock Grant shall remain in effect after the Separation Date.

7. Continuing Effectiveness of Terms of Senior Management Agreement. As provided for in the Senior Management Agreement, the Senior Management Agreement (except for the provisions of Sections 6(a), (b) and (c) of the Senior Management Agreement) shall remain in full force and effect after the Separation Date.

8. Nondisparagement. Wilcock shall not defame, disparage, make any derogatory or negative public statements about, or take any action or make any statement which may adversely affect or disparage the reputation, business or goodwill of Employer, the Company, any of their subsidiaries, or their past and present investors, officers or employees. Employer and the Company shall not defame, disparage, make any derogatory or negative public statements about, or take any action or make any statement which may adversely affect or disparage the reputation of Wilcock.

9. Release.

(a) Except as otherwise provided in Section 10 herein, Wilcock (for himself, heirs, executors, administrators, successors and assigns) hereby releases and forever discharges Employer, the Company, their subsidiaries, predecessors, successors, assignees, affiliates, past and future investors, owners, officers, directors, partners, members, shareholders, employees, agents and attorneys (collectively, the “Released Entities”), jointly and individually, from liability on or for any and all charges, claims, controversies, actions, causes of action, cross-claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any nature whatsoever in law or in equity, direct or indirect, both past and present and whether or not now or heretofore known, suspected or claimed or whether asserted or unasserted (collectively, “Claims”) against the Released Entities including, but not limited to, claims arising out of the employee/employer relationship, claims under the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000 et seq.), the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. Section 1161 et seq.) the Age Discrimination in Employment Act (29 U.S.C. Section 626 et seq.), the Family and Medical Leave Act (29 U.S.C. Section 2601 et seq.), and the Employee Retirement and Income Security Act (29 U.S.C. Section

1001 et seq.), claims under federal, state and local constitutions, statutes, ordinances, human rights laws, and common laws, and claims for breach of contract, discrimination, wrongful discharge, tortious interference with contract, intentional and negligent infliction of emotional distress under any other statutory or common law theories (in its entirety, the “Release”). Wilcock, Employer, and the Company agree that the Release shall be construed as broadly and generally as the law permits.

(b) Wilcock agrees that he is waiving all rights to sue or obtain equitable, remedial or punitive relief from all or any Released Entities of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief. Notwithstanding the above, Wilcock further acknowledges that he is not waiving and is not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that Wilcock disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

(c) In signing this Agreement, Wilcock acknowledges that he intends that this Release shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Wilcock expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Released Claims hereinabove mentioned or implied. Wilcock acknowledges and agrees that this waiver is an essential and material term of this Release and without such waiver Employer and the Company would not have agreed to make the payments described in Section 2, Section 3 and Section 4 above, would not have agreed to the accelerated vesting and extension of the expiration date described in Section 5 above, would not have agreed to the accelerated vesting and vesting upon a Sale of the Company described in Section 6 above, and would not have agreed to the Bonus Upon Sale described in Section 7 above. Wilcock further agrees that in the event he brings his own Claim in which he seeks damages against Employer or the Company, or in the event he seeks to recover against Employer or the Company in any Claim brought by a governmental agency on his behalf, this Release shall serve as a complete defense to such Claim to the maximum extent permitted by law.

10. Indemnification. Employer shall indemnify Wilcock in accordance with and to the extent covered by Employer’s corporate charter, by-laws and Directors and Officers insurance policy.

11. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to Employer:

Syniverse Technologies, Inc.

One Tampa City Center

Suite 700

Tampa, FL 33602

Attention:        Robert Garcia, Jr.

with a copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Attention:        Stephen L. Ritchie, P.C.

If to the Company:

Syniverse Holdings, Inc.

One Tampa City Center

Suite 700

Tampa, FL 33602

Attention:        Robert Garcia, Jr.

with a copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Attention:        Stephen L. Ritchie, P.C.

If to Wilcock:

Paul Wilcock

62 Central Court

Tarpon Springs, FL 34689

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

12. General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) Complete Agreement. This Agreement, the Senior Management Agreement, the Stock Option Awards and the Restricted Stock Grant embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Wilcock, Employer, the Company and their respective successors and assigns provided that the rights and obligations of Wilcock under this Agreement shall not be assignable.

(e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of Employer, the Company and Wilcock.

(h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

13. Acknowledgement.

(a) Wilcock acknowledges that he has carefully read and fully understands each of the provisions of this Agreement, that he has had the opportunity to have an attorney explain the terms of this Agreement, that he signs this Agreement knowingly and voluntarily as his own free act and deed, that the consideration described herein is in addition to that to which he is already entitled, that the consideration is adequate and satisfactory to him and that this Agreement was freely entered into without fraud, duress or coercion and with full knowledge of its significance, effects and consequences. Wilcock confirms that he has had at least twenty-one (21) days to consider whether or not to sign this letter, it first having been presented to him on December 1, 2007.

(b) Wilcock acknowledges that he understands that he may revoke his assent to this Agreement if he does so within seven days of executing it and that this letter agreement is not effective until such seven day period has expired.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SYNIVERSE HOLDINGS, INC.

By:
Name:
Title:

SYNIVERSE TECHNOLOGIES, INC.

By:
Name:
Title:

Paul Wilcock